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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF VISIO CORPORATION

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ENTITY                                            JURISDICTION
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
Visio International Incorporated                  Washington
MarComp, Inc.                                     Maryland
Kaspia Systems, Inc.                              Delaware
Visio Australia Pty Ltd                           Australia
Visio Canada Inc.                                 Canada
Visio SARL                                        France
Visio GmbH                                        Germany
Visio International Limited                       Ireland
Visio S.r.l.                                      Italy
Visio Japan K.K.                                  Japan
Visio Korea Ltd.                                  Korea
Visio Business Graphics B.V.                      Netherlands
Visio Singapore Pte Ltd.                          Singapore
Visio Business Graphics (Proprietary) Limited     South Africa
Visio Business Graphics GmbH                      Switzerland
Visio International (UK) Limited                  United Kingdom
Visio Bahamas Limited                             The Bahamas

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